UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 12, 2007

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

                 Humana (the "Company") has been advised that Arthur P. Hipwell, a Senior Vice President of the Company who previously served as General Counsel and in other legal and operational capacities, has received notice that the staff (the "Staff") of the Office of the General Counsel of the Securities and Exchange Commission (the "Commission") is considering whether to recommend to the Commission an administrative proceeding against him pursuant to Rule 102(e) of the Commission's Rules of Practice.

                 If pursued by the Staff and authorized by the Commission, any proceedings would be based on facts related to Mr. Hipwell's 1985 suspension by The Supreme Court of Kentucky for failure to pay his Kentucky Bar Association ("KBA") dues, and his subsequent service in Humana's law department while not maintaining a license to practice law. The Staff may seek, among other things, an order barring Mr. Hipwell from appearing or practicing before the Commission. The KBA is also reviewing the licensure issue.

                 The Company and Mr. Hipwell are fully cooperating with both the Commission and the KBA. The Company understands this matter to relate to Mr. Hipwell's licensure and is not aware of any investigation of the Company relating to this matter.

                 In June 2007, the Company named Kathleen Pellegrino Vice President and Acting General Counsel. She formerly was Vice President and Deputy General Counsel.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ James H. Bloem James H. Bloem SeniorVice President & Chief Financial Officer

Dated:    September 19, 2007